UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

Filed by the Registrant ☒   Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material under Rule 14a-12

AMERICAN ACCESS TECHNOLOGIES, INC.

(Name of the Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1.	Title of each class of securities to which transaction applies:

2.	Aggregate number of securities to which transaction applies:

3.	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

4.	Proposed maximum aggregate value of transaction:

5.	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1.	Amount Previously Paid:

2.	Form, Schedule or Registration Statement No.:

3.	Filing Party:

4.	Date Filed:

On October 30, 2006, registrant issued the following press release.

AMERICAN ACCESS TECHNOLOGIES BOARD APPROVES BUSINESS COMBINATION WITH M&I ELECTRIC INDUSTRIES, INC.

Keystone Heights, FL – October 30, 2006 – (PRIMEZONE) - American Access Technologies, Inc. (NASDAQ: AATK) announces that its board of directors approved the business combination with M & I Electric Industries, Inc., a Texas-based privately-held corporation, at its October 27, 2006 meeting. After review and discussion of the due diligence reports and a presentation by its financial advisors, the American Access board authorized its management to sign the definitive agreement and take the other actions required to complete the transaction.

After the signing of the definitive agreement, American Access will schedule its 2006 annual meeting of shareholders to vote upon certain proposals required to complete the acquisition. The board was advised by Arthur Dauber, President and CEO of M&I, that

M&I’s Board had also unanimously approved the transaction and gave him authorization to sign the definitive agreement.

The M & I Electric Acquisition

The proposed business combination will result in the current shareholders of M&I Electric holding approximately 80% of the total shares of American Access common stock to be outstanding after the closing. Besides execution of the definitive agreement and shareholder approval at the annual meeting, certain other conditions to closing must be satisfied. Accordingly, investors are advised that there can be no assurance that the acquisition will be completed.

Investor Notice: American Access Technologies, Inc. will file a proxy statement and other documents with the Securities and Exchange Commission in relation to the proposed business combination with M&I Electric Industries, Inc. Investors and shareholders are urged to carefully read these documents when they become available because they will contain important information concerning American Access Technologies, Inc., M&I Electric Industries, Inc. and the proposed business combination. A definitive proxy statement will be sent to shareholders of American Access seeking their approval of the transactions contemplated in connection with the business combination. Investors and security holders may obtain a free copy of the proxy statement (when it is available) and other documents containing information about American Access, without charge, at the SEC’s website at http://www.sec.gov . Copies of the American Access proxy statement and the SEC filings that will be incorporated by reference in the proxy statement may also be obtained free of charge by directing a request to Joseph McGuire, CFO of American Access, at (352) 473-6673, by e-mail to jmcguire@aatk.com or by accessing its website at http://www.aatk.com .

American Access Technologies, Inc. and its officers and directors may be deemed to be participants in the solicitation of proxies from its shareholders. Information about these persons and a description of their direct or indirect interests, by security holdings or otherwise, can be found in American Access’ Annual Report on Form 10-KSB filed with the SEC, and additional information about such persons may be obtained from the proxy statement related to this transaction when it becomes available.

This announcement shall not constitute an offer to sell or the solicitation of an offer to buy any securities. The securities to be offered have not been registered under the Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from registration.